Exhibit 5.1

WongPartnership LLP
12 Marina Boulevard Level 28
Marina Bay Financial Centre Tower 3
Singapore 018982
T +65 6416 8000

wongpartnership.com

ASEAN | CHINA | MIDDLE EAST

Date: 12 November 2024	FROM
ONKC/JNJM/SLSH/20191271
The Board of Directors
Wave Life Sciences Ltd.	f:+65 6532 5711
c/o 733 Concord Avenue	Not for service of court documents
Cambridge, MA 02138	Not for urgent correspondence
United States of America	d:+65 6416 2415

e:kuanchung.ong@wongpartnership.com

Dear Sir/Madam

WAVE LIFE SCIENCES LTD. (THE “COMPANY”) – REGISTRATION STATEMENT ON FORM S-8 IN RESPECT OF THE 350,000 INDUCEMENT OPTION SHARES (AS DEFINED BELOW) AND THE 12,000 INDUCEMENT RSU SHARES (AS DEFINED BELOW)

A.	Introduction

1.

We have acted as legal advisers to the Company, a company incorporated under the laws of the Republic of Singapore, as to Singapore law in connection with the filing by the Company with the United States Securities and Exchange Commission (the “Commission”) of a registration statement on Form S-8 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Securities Act”), in respect of (i) 350,000 ordinary shares of the Company (the “Inducement Option Shares”) issuable upon the exercise of share options (the “Inducement Options”) granted to a new employee pursuant to the Inducement Non-Qualified Share Option Agreement dated 8 May 2024 entered into between the Company and the new employee (the “Inducement Option Agreement”), and (ii) 12,000 ordinary shares of the Company (the “Inducement RSU Shares”) issuable upon the vesting of restricted share units (the “Inducement Restricted Share Units”) granted to a new employee pursuant to the Inducement Restricted Share Unit Agreement dated 8 May 2024 entered into between the Company and the new employee (the “Inducement RSU Agreement”).

2.

We do not express nor imply any opinion with respect to the effect of any law other than the laws of Singapore as of the date of this opinion, and have made no investigation of, and do not express or imply views of, any other laws which may be relevant to the documents submitted to us or opinions given by us, nor do we express or imply any opinion on matters relating to tax. This opinion is to be governed by and construed in accordance with the laws of Singapore as applied by the courts of Singapore as of the date of this opinion. Any claim pursuant to this opinion shall only be brought in the courts of the Republic of Singapore. All references to the laws of the Republic of Singapore or a specific law of the Republic of Singapore in this opinion are references to the laws of the Republic of Singapore as applied by the courts of the Republic of Singapore as of the date of this opinion. We are not obliged to update this opinion to reflect, or notify any addressee of this opinion or any other person of, any legal or legislative developments, or other changes to law or fact, arising after the date of this opinion. We have taken instructions solely from the Company.

3.

In respect of the Inducement Option Agreement, the Inducement Options, the Inducement Option Shares, the Inducement RSU Agreement, the Inducement Restricted Share Units and the Inducement RSU Shares, we have assumed due compliance with all matters concerning the laws of the United States of America and all other relevant jurisdictions (other than in Singapore in respect of the matters set out in paragraph 7 of this opinion).

WongPartnership LLP (UEN: T08LL0003B) is a limited liability law partnership registered in Singapore under the Limited Liability Partnerships Act 2005.

WONGPARTNERSHIP LLP

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12 November 2024

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B.	Documents

4.	In rendering the opinions set out below, we have examined:

4.1.

an electronic copy (in Portable Document Format) of the certificate confirming incorporation of the Company dated 24 July 2012 issued by the Accounting and Corporate Regulatory Authority of Singapore (“ACRA”);

4.2.

an electronic copy (in Portable Document Format) of the certificate confirming incorporation upon conversion of the Company dated 6 November 2015 issued by ACRA confirming the Company’s conversion to a public company;

4.3.	an electronic copy (in Portable Document Format) of the constitution of the Company, as amended on 9 November 2015 (the “Constitutive Documents”);

4.4.	an electronic copy (in Portable Document Format) of the charter of the Compensation Committee of the Board of Directors of the Company;

4.5.

electronic copies (in Portable Document Format) of the minutes of a meeting of the Board of Directors of the Company held on 3 March 2020, 2 June 2020, 15 April 2021 and 10 April 2024 (the “Board Resolutions”);

4.6.

electronic copies (in Portable Document Format) of the resolutions in writing of the Compensation Committee of the Board of Directors of the Company dated 3 April 2020, 21 October 2020 and 5 April 2024 (the “Compensation Committee Resolutions”);

4.7.

electronic copies (in Portable Document Format) of the minutes dated 1 August 2023 of the annual general meeting of the Company held on 1 August 2023 and the minutes dated 6 August 2024 of the annual general meeting of the Company held on 6 August 2024 (the “Shareholders’ Resolutions” and together with the Board Resolutions and the Compensation Committee Resolutions, the “Resolutions”);

4.8.	an electronic copy (in Portable Document Format) of the Inducement Option Agreement;

4.9.	an electronic copy (in Portable Document Format) of the Inducement RSU Agreement;

4.10.	an electronic copy (in Portable Document Format) of the Registration Statement; and

4.11.	such other documents as we may have considered necessary or desirable to examine in order that we may render this opinion.

5.

This opinion is being rendered to you in connection with the filing of the Registration Statement. Except as expressly provided in paragraph 7 of this opinion, we express no opinion whatsoever with respect to any document described in paragraph 4 herein.

C.	Assumptions

6.	We have assumed (without enquiry and with your consent):

6.1.

all signatures (including without limitation marks or text purporting to be signatures) (whether electronic or otherwise) on all documents submitted or made available to us (a) are genuine and authentic, (b) have not been altered or tampered with in any way, and (c) are in compliance with the constitutive documents of the parties (if a company) and where applicable, the Electronic Transactions Act 2010 of Singapore, and that each such signature is that of a person duly authorised to affix the same and execute the relevant documents in the manner it was executed, and, where a document was signed by electronic signature or purported to be signed in that manner, was affixed at the direction of (or provided by) such person, the authenticity of all documents submitted or made available to us as originals, and the completeness and the conformity to original documents of all copies submitted or made available to us;

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6.2.

that each of the documents submitted or made available to us for examination is true, complete and up-to-date and has not been revoked, repudiated, terminated, amended or superseded, and all representations, warranties, assumptions and factual statements contained therein are true and accurate;

6.3.	that the Resolutions were:

(a)

duly passed at properly convened meetings of duly appointed directors or the shareholders of the Company, or a duly constituted committee of the Board, or as the case may be, duly passed in the form of circulating resolutions in writing, in accordance with the provisions of the Constitutive Documents; and

(b)	duly passed in accordance with the provisions of the Companies Act 1967 of Singapore (the “Companies Act”);

6.4.

that the copies of the Inducement Option Agreement and the Inducement RSU Agreement are true, complete and up-to-date, and have not been revoked, rescinded, superseded or amended and are in full force and effect and no other resolution or other action has been taken which could affect the validity of the Inducement Option Agreement or the Inducement RSU Agreement;

6.5.

that the approvals conferred by the copies of the Resolutions submitted to us have not been revoked, rescinded, superseded or amended and are in full force and effect, and that no other resolution or other action has been passed or taken which could affect the validity of any or all of the Resolutions;

6.6.	that the directors of the Company:

(a)	have been duly appointed in accordance with the provisions of the Companies Act and the constitution of the Company in force at that time;

(b)

have acted and will act in good faith and in the best interests of the Company in approving the preparation, execution and filing of the Registration Statement with the Commission, the entry into the transactions contemplated in the Inducement Option Agreement (including, but without limitation, the grant of the Inducement Options and issuance of the Inducement Option Shares) and the Inducement RSU Agreement (including, but without limitation, the grant of the Inducement Restricted Share Units and issuance of the Inducement RSU Shares), and without intention to defraud any of the creditors of the Company; and

(c)

have each disclosed and will disclose any interest which the director may have in the Inducement Option Agreement, the Inducement Options, the Inducement Option Shares, the Inducement RSU Agreement, the Inducement Restricted Share Units and the Inducement RSU Shares, in accordance with the provisions of the Companies Act and the constitution of the Company in force at that time and except as disclosed, none of the directors of the Company has or will have any interest in such transactions except to the extent permitted by the Companies Act and the constitution of the Company in force at the time;

6.7.	that all relevant documents have been provided to us by the officers of the Company for inspection for the purposes of this opinion;

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6.8.

that the grant of the Inducement Options and the issuance of the Inducement Option Shares are made under the Inducement Option Agreement and the Inducement Option Shares are duly issued in accordance with the requirements of applicable law (other than the laws of the Republic of Singapore in respect of the opinions in paragraph 7), the Inducement Option Agreement and the grant of the Inducement Options, and in compliance with Section 77 of the Companies Act;

6.9.

that the grant of the Inducement Restricted Share Units and the issuance of the Inducement RSU Shares are made under the Inducement RSU Agreement and the Inducement RSU Shares are duly issued in accordance with the requirements of applicable law (other than the laws of the Republic of Singapore in respect of the opinions in paragraph 7), the Inducement RSU Agreement and the grant of the Inducement Restricted Share Units;

6.10.

that, at the time of the grant of the Inducement Options and issuance of the Inducement Option Shares, and at the time of the grant of the Inducement Restricted Share Units and issuance of the Inducement RSU Shares, the Company has obtained a mandate from shareholders of the Company to issue ordinary shares of the Company pursuant to Section 161 of the Companies Act (the “Share Issue Mandate”) and such Share Issue Mandate has not expired in accordance with its terms or been previously revoked or varied by the Company in general meeting;

6.11.

that the Inducement Option Shares to be issued under the Inducement Option Agreement and the Inducement RSU Shares to be issued under the Inducement RSU Agreement will be duly registered in the names of the persons who had been (i) granted the Inducement Options and issued the Inducement Option Shares, and (ii) granted the Inducement Restricted Share Units and issued the Inducement RSU Shares, respectively, or in the name of the Depository Trust Company or its nominee, as the case may be, and the certificates for the Inducement Option Shares and the Inducement RSU Shares will be duly issued and delivered;

6.12.	that no law (including, without limitation, any public policy) of any jurisdiction outside Singapore is relevant to or affects the opinions expressed or conclusions stated in this opinion;

6.13.

that there shall be the absence of fraud, bad faith, undue influence, coercion, duress, mistake or misrepresentation on the part of the Company and its respective officers, employees, agents and advisers;

6.14.

that all acts, conditions or things required to be fulfilled, performed or effected in connection with the allotment and issue of the Inducement Option Shares and the Inducement RSU Shares under the laws of any jurisdiction (other than by the Company under the laws of the Republic of Singapore in relation to the matters set out in paragraph 7 of this opinion) will be duly fulfilled, performed and complied with;

6.15.

that there are no provisions of the laws of any jurisdiction (other than the laws of the Republic of Singapore in relation to the matters set out in paragraph 7 of this opinion) which will be contravened by the allotment and issue of the Inducement Option Shares and the Inducement RSU Shares and that, insofar as any obligation expressed to be incurred or performed under the Inducement Option Agreement and the Inducement RSU Agreement, and to the extent relevant, in connection with the allotment and issue of the Inducement Option Shares and the Inducement RSU Shares respectively, falls to be performed in or is otherwise subject to the laws of any jurisdiction (other than the Republic of Singapore in relation to the matters set out in paragraph 7 of this opinion), its performance will not be illegal by virtue of the laws of that jurisdiction;

6.16.

that all applicable consents, approvals, authorisations, licences, exemptions or orders required from any applicable governmental or other regulatory authorities and all other requirements for allotment and issue of the Inducement Option Shares and the Inducement RSU Shares (other than those required by the Company under the laws of the Republic of Singapore in relation to the matters set out in paragraph 7 of this opinion) have been (and have not been withdrawn) or will be duly obtained or fulfilled, and are (and will remain) in full force and effect, and that any conditions to which they are subject have been (or will be) satisfied;

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6.17.

that there are no agreements, documents, arrangements or transactions to which the Company is a party to that may in any way prohibit or restrict the allotment and issue of the Inducement Option Shares and the Inducement RSU Shares;

6.18.	that the Constitutive Documents will not be amended in a manner that would have the effect of rendering any of our opinions in paragraph 7 inaccurate;

6.19.	that valid consideration has been furnished for the entry into the Inducement Option Agreement and the Inducement RSU Agreement;

6.20.

that no foreign law is relevant to or affects the opinions expressed, or conclusions stated in this opinion, and none of the opinions expressed herein will be affected by the laws (including, without limitation, the public policy) of any jurisdiction outside the Republic of Singapore, and insofar as the laws of any jurisdiction outside the Republic of Singapore may be relevant, such laws have been or will be complied with; and

6.21.

that none of the Inducement Option Agreement, the Inducement Options, the Inducement Option Shares, the Inducement RSU Agreement, the Inducement Restricted Share Units, the Inducement RSU Shares or any of the transactions contemplated under the Inducement Option Agreement, the Inducement RSU Agreement, the options granted under the Inducement Option Agreement and the Inducement Restricted Share Units granted under the Inducement RSU Agreement constitutes or will constitute a sham.

D.	Opinion

7.

Based on the foregoing, and subject to the assumptions, limitations and qualifications set forth herein and having regard to such legal considerations as we have deemed relevant and subject to any matters not disclosed to us, we are of the opinion that:

7.1.

the Inducement Option Shares will, when issued and delivered by the Company in accordance with the Constitutive Documents, the terms of the Inducement Option Agreement, and pursuant to the laws of Singapore against payment of such amounts required in accordance with the Inducement Option Agreement and the Inducement Options, be validly issued, fully paid and non-assessable; and

7.2.

the Inducement RSU Shares will, when issued and delivered by the Company in accordance with the Constitutive Documents, the terms of the Inducement RSU Agreement, and pursuant to the laws of Singapore, be validly issued, fully paid and non-assessable.

E.	Qualifications

8.	This opinion is subject to the following qualifications:

8.1.

for the purposes of this opinion, we have assumed that the term “non-assessable” (a term which has no recognised meaning under the laws of the Republic of Singapore) in relation to the Inducement Option Shares and the Inducement RSU Shares to be issued means that holders of such shares, having fully paid up all amounts due on such shares, or such shares having been credited as fully paid up, as the case may be, are under no further personal liability to make payments to the Company or its creditors or contribute to the assets or liabilities of the Company in their capacities purely as holders of such shares;

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8.2.

we are not responsible for, and have not investigated or verified, the accuracy or completeness of the facts and information, including any statements of foreign law, or the reasonableness of any assumptions, statements of opinion or intention, contained in the documents referred to in paragraph 4 of this opinion. We do not express any opinion as to any matters of fact generally, including statements of foreign law, or the reasonableness of any assumptions or statements of opinion or intention, contained in the documents described in paragraph 4. In addition, we are not responsible for investigating or verifying whether any material fact has been omitted from such documents;

8.3.

we express no opinion as to the validity, binding effect or enforceability of any provision in the Inducement Option Agreement, the Inducement RSU Agreement, the Inducement Options or, where applicable, the Inducement Option Shares, the Inducement Restricted Share Units or the Inducement RSU Shares by reference to a law other than that of the Republic of Singapore, or as to the availability in the Republic of Singapore of remedies which are available in other jurisdictions;

8.4.	with respect to matters of fact material to this opinion, we have relied on the statements of the responsible officers of the Company;

8.5.

we have only examined a copy of the Registration Statement and not the information or documents incorporated by reference to the Registration Statement, except as otherwise listed in paragraph 4 of this opinion; and

8.6.

this opinion is strictly limited to matters stated in this opinion and is not to be construed as extending (by implication or otherwise) to the documents listed in paragraph 4 of this opinion, or to any other matter or document in connection with, referred to, contemplated by or incorporated by reference, in such documents.

9.

We hereby consent to the use of our opinion as herein set forth as an exhibit to the Registration Statement. In giving this consent, we do not hereby admit and shall not be deemed to admit that we come within the category of persons whose consent is required under Sections 7 and 11 of the Securities Act or to the rules and regulations of the Commission thereunder.

10.

This opinion is only for the benefit of the person to whom it is addressed, subject to the condition that such person accepts and acknowledges that this opinion may not be appropriate or sufficient for such person’s purposes, and is strictly limited to the matters stated in this opinion and is not to be read as extended by implication to any other matter in connection with the Inducement Option Agreement and the Inducement RSU Agreement, or otherwise, including, but without limitation, any other document (including the Registration Statement). Further, except for the filing of this opinion with the Commission as an exhibit to the Registration Statement, this opinion is not to be circulated or disclosed to, or relied upon by, any other person (other than persons entitled to rely on it pursuant to applicable provisions of federal securities law in the United States of America, if any), nor is it to be used or relied upon for any other purpose, or quoted or referred to in any public document or filed with any governmental body or agency without our prior written consent.

Yours faithfully

/s/ WongPartnership LLP

WONGPARTNERSHIP LLP